Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MorphoSys AG of our report dated March 14, 2023 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in MorphoSys AG’s Annual Report on Form 20-F for the year ended December 31, 2022.

Munich, Germany
March 06, 2024

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Susanne Riedel                    /s/ Sebastian Stroner
Wirtschaftsprüferin                    Wirtschaftsprüfer
(German Public Auditor)                (German Public Auditor)